                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
      (AS PERMITTED BY RULE 14(A-6(E)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[x]   Soliciting Material Pursuant to ss.240.14a-12


                         FIRST WASHINGTON FINANCIALCORP

             ______________________________________________________
                (Name of Registrant as Specified In Its Charter)


   __________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       _____________________________________________________________________

    2) Aggregate number of securities to which transaction applies:

       _____________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       _____________________________________________________________________

    4) Proposed maximum aggregate value of transaction:

       _____________________________________________________________________

    5) Total fee paid:

       _____________________________________________________________________


[ ] Fee paid previously with preliminary materials.


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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       _____________________________________________________________________

    2) Form, Schedule or Registration Statement No.:

       _____________________________________________________________________

    3) Filing Party:

       _____________________________________________________________________

    4) Date Filed:

       _____________________________________________________________________
















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                                  Filed by: Fulton Financial Corporation
                                            Pursuant to Rule 425 under the
                                            Securities Act of 1933 and deemed
                                            filed pursuant to Rule 14a-12 under
                                            the Securities Exchange Act of 1934
                                            Subject Company: First Washington
                                            FinancialCorp
                                            (Commission File No. 0-32949)




FOR IMMEDIATE RELEASE                                CONTACT:   Carol Jones
                                                     OFFICE:    609-426-8969




                     FIRST WASHINGTON FINANCIALCORP TO MERGE
                        WITH FULTON FINANCIAL CORPORATION

         (June 14) - Windsor, NJ - First Washington FinancialCorp (NASDAQ:
FWFC), based in Windsor, NJ, has signed a definitive agreement to merge with Fulton Financial Corporation (NASDAQ: FULT), based in Lancaster, PA. First Washington FinancialCorp's sole banking subsidiary is First Washington State Bank, also based in Windsor. Fulton Financial Corporation, with assets of $10.5 billion, is the second largest commercial bank holding company based in the Third Federal Reserve District.

         Abraham S. Opatut, Chairman of the Board of First Washington, C. Herbert Schneider, President and CEO of First Washington, and R. Scott Smith Jr., President and COO of Fulton Financial Corporation, made the merger announcement jointly today.

         "We are delighted to join the Fulton Financial family," said Opatut. "We are pleased that Fulton has recognized what all of us at First Washington have achieved over the past fifteen years. Our shareholders, our customers, our employees and our communities have embraced our way of doing business, and the outstanding service we provide will continue in the future."

         "By joining with Fulton Financial, we will be able to offer our customers the wide array of products and services associated with a larger financial organization while remaining true to the community-based style of banking that our customers have come to appreciate and trust," said Schneider. "We will retain the qualities that are important to and create value for the communities we serve: our name, our philosophy, our local decision-making, our dedicated employees and our active community involvement."

         "We are very pleased that First Washington has decided to become a part of Fulton Financial," said Smith. "We are continuing to implement our strategy to acquire well-managed, profitable community banks in strong growth markets. Our union with First Washington enhances our geographic franchise, expanding our presence into central New Jersey. These additional banking offices will provide increased convenience for our existing customers in northern and southern New Jersey and eastern Pennsylvania."

         Fulton Financial will acquire all issued and outstanding shares of common stock of First Washington FinancialCorp. According to the merger agreement, each share of First Washington common stock outstanding at the time of the merger will be exchanged for 1.35 shares of Fulton Financial common stock. Based on the $19.81 per share closing price of Fulton Financial stock on June 14, 2004 the transaction is valued at approximately $124.4 million. In addition, as part of the transaction, First Washington will declare and pay $.0.11 per share dividends during the third and fourth quarters of 2004, provided that the transaction has not been completed prior to the record date for Fulton's dividend for each of the third and fourth quarters of 2004. If the transaction has not been completed prior to the record date for Fulton's first quarter 2005 dividend, First Washington will declare and pay a $0.22 per share dividend in the first quarter of 2005. As of June 14, 2004, First Washington FinancialCorp had approximately 4.24 million shares of common stock outstanding.

         The price represents a multiple of 3.42 times First Washington FinancialCorp's common shareholders' equity as of March 31, 2004. The price equates to 24.99 times trailing 12-month earnings per share as of March 31, 2004. The acquisition is subject to approval by bank regulatory authorities and by First Washington FinancialCorp shareholders. It is expected to close no later than April 15, 2005.

         Upon completion of its acquisition of First Washington FinancialCorp, Fulton Financial Corporation intends to retain First Washington State Bank as a separate subsidiary. Mr. Opatut will remain Chairman of the Board, and Mr. Schneider will remain President and CEO, and the current board of First Washington State Bank will remain after completion of the transaction. Mr. Opatut will also join the Board of Directors of Fulton Financial Corporation.

         First Washington FinancialCorp, with approximately $483 million in assets, operates sixteen community banking offices in Mercer, Monmouth and Ocean Counties in New Jersey.

         Fulton Financial Corporation operates 207 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following affiliates: Fulton Bank, Lancaster, PA; Lebanon Valley Farmers Bank, Lebanon, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Hagerstown Trust, Hagerstown, MD; Delaware National Bank, Georgetown, DE; The Bank, Woodbury, NJ; The Peoples Bank of Elkton, Elkton, MD, Skylands Community Bank, Hackettstown, NJ; Premier Bank, Doylestown, PA; and Resource Bank, Virginia Beach, VA.

         The Corporation's financial services affiliates include Fulton Financial Advisors, N.A., Lancaster, PA; Fulton Insurance Services Group, Inc. Lancaster, PA; and Dearden, Maguire, Weaver and Barrett, LLC, West Conshohocken, PA.

         Residential mortgage lending is offered through Fulton Mortgage Company and Resource Mortgage.

         Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com. Additional information on First Washington FinancialCorp can be found at www.fwsb.com.

First Washington FinancialCorp and its officers and directors may be deemed to be participants in the solicitation of proxies from First Washington shareholders with respect to the transactions contemplated by the merger agreement. Information regarding First Washington FinancialCorp's officers and directors is included in First Washington's Proxy Statement for its 2004 Annual Meeting, filed with the SEC on March 30, 2004. First Washington's 2004 Proxy Statement also discloses the interests of such officers and directors in the event of an acquisition of First Washington (including, among other things, the acceleration of certain benefits or rights upon a "change-in-control"). First Washington's Quarterly Reports on Form 10-Q, filed with the SEC on March 26 and May 15, 2004, contain additional disclosures concerning agreements with First Washington FinancialCorp's officers. First Washington's' 2004 Proxy Statement and Quarterly Reports on Form 10-Q are each available free-of-charge at the SEC's web site at www.sec.gov and from First Washington upon request.

In addition to the interests disclosed in First Washington FinancialCorp's 2004 Proxy Statement and Quarterly Reports on Form 10-Q, upon completion of the merger, C. Herbert Schneider, President and CEO of First Washington FinancialCorp, will enter into a three-year employment agreement with First Washington State Bank. As of the date of this news release, First Washington is not aware of any director or officer who beneficially owns in excess of 5% of First Washington common stock, except as disclosed in its 2004 Proxy Statement.

SAFE HARBOR STATEMENT: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability to achieve anticipated merger related operational efficiencies, the ability to enhance revenues through increased market penetration, expanded lending capacity and product offerings and other risks detailed from time to time in Fulton's and First Washington's SEC filings, including forms 10-Q and 10-K (copies of which are available from Fulton without charge in hard copy or online at www.sec.gov). Fulton and First Washington disclaim any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ADDITIONAL INFORMATION AND WHERE TO FIND IT: It is expected that Fulton will file a Registration Statement on SEC Form S-4, that Fulton and First Washington will file a Proxy Statement/Prospectus with the SEC in connection with the transaction discussed herein, and that First Washington will mail a Proxy Statement/Prospectus to shareholders of First Washington containing information about the Acquisition. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Fulton, First Washington, the acquisition of First Washington by Fulton, the persons soliciting proxies relating to the acquisition, their interests in the acquisition and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the Proxy Statement/Prospectus and these other documents may also be obtained from Fulton by directing a request to George R. Barr, Secretary, at
(717) 291-2411 or from First Washington by directing a request to Nora Rauscher, Assistant Corporate Secretary, at (609) 426-1000.

In addition to the Registration Statement and the Proxy Statement/Prospectus, Fulton and First Washington file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Fulton's and First Washington's filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

                                      # # #

2004